                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

NETFRAME SYSTEMS INCORPORATED
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Cholestech Corporation
- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                             CHOLESTECH CORPORATION
                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 22, 1996
                             ---------------------

TO THE SHAREHOLDERS OF CHOLESTECH CORPORATION:

    Notice is hereby given that the Annual Meeting of Shareholders of CHOLESTECH CORPORATION will be held at the Hotel Sofitel San Francisco Bay located at 223 Twin Dolphin Drive, Redwood City, California 94065, on Thursday, August 22, 1996, at 10:00 a.m. Pacific Time, for the following purposes:

    1. To elect five (5) directors to serve until the next Annual Meeting of Shareholders or until their successors are elected.

    2. To approve an amendment to the Company's 1988 Stock Incentive Program to increase the aggregate number of shares of Common Stock authorized for issuance thereunder by 500,000.

    3. To ratify the appointment of Price Waterhouse LLP, as independent accountants of the Company for the fiscal year ending March 28, 1997.

    4. To transact such other business as may properly come before the meeting or any adjournments thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on July 3, 1996 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

    All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any shareholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors,

                                          Richard H. Janney
                                          CHIEF FINANCIAL OFFICER

July 22, 1996

                             YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                             CHOLESTECH CORPORATION
                                PROXY STATEMENT
                               ------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and Proxy Card are being furnished to the shareholders of Cholestech Corporation ("Cholestech" or the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1996 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the Hotel Sofitel San Francisco Bay located at 223 Twin Dolphin Drive, Redwood City, California 94065, on Thursday, August 22, 1996 at 10:00 a.m. Pacific Time. The Company's principle executive office is located at 3347 Investment Boulevard, Hayward, California 94545, and its telephone number at that address is (510) 732-7200.

    These proxy solicitation materials and the Annual Report to Shareholders for the fiscal year ended March 29, 1996, including financial statements, were first mailed on or about July 22, 1996 to all shareholders entitled to vote at the meeting.

RECORD DATE AND VOTING SECURITIES

    Shareholders of record at the close of business on July 3, 1996 of the Company's Common Stock, no par value ("Common Stock"), are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On that date, 10,714,033 shares of Common Stock were outstanding and entitled to vote and held by approximately 7,000 shareholders. No shares of the Company's Preferred Stock were outstanding.

REVOCABILITY OF PROXY

    A proxy may be revoked by a shareholder prior to the voting at the Annual Meeting by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company. The mere presence at the Annual Meeting of the shareholder who has appointed a proxy will not revoke the prior appointment.

VOTING AND SOLICITATION

    Each shareholder is entitled to one vote for each share held. Each shareholder voting in the election of directors (Proposal One) may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more candidates than the number of directors to be elected (five). However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting, prior to the voting, of the intention to cumulate the shareholder's votes. On all other matters, each share has one vote. A quorum comprising the holders of the majority of the outstanding shares of Common Stock on the record date must be present or represented for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted in establishing the quorum.

    The cost of soliciting votes will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or by facsimile.

DEADLINE OF RECEIPT OF SHAREHOLDER PROPOSALS

    Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 1997 Annual Meeting of Shareholders must be received by the Company no later than March 24, 1997 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to the meeting.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

GENERAL

    A board of five (5) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's five (5) nominees named below, all of whom are presently directors of the Company. In the event that any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Shareholders or until such director's successor has been duly elected and qualified.

VOTE REQUIRED AND BOARD RECOMMENDATION

    If a quorum is present and voting, the five nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors. Abstentions and "broker non-votes" are not counted in the election of directors.

NOMINEES

    The names of the nominees and certain information about them are set forth below.

NAME OF NOMINEE                                         AGE             POSITION WITH THE COMPANY          DIRECTOR SINCE
- - --------------------------------------------------      ---      ----------------------------------------  ---------------
Harvey S. Sadow, Ph.D. (1)(2)(3)..................          73   Chairman of the Board                             1990
Warren E. Pinckert II (3).........................          52   President, Chief Executive Officer and            1993
                                                                  Director
Joseph Buchman, M.D. (1)..........................          66   Director                                          1994
John L. Castello (2)(3)...........................          60   Director                                          1993
H. R. Shepherd (1)................................          75   Director                                          1994

- - ------------------------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee

(3) Member of the Nominating Committee

    There is no family relationship between any director or executive officer of the Company.

    HARVEY S. SADOW, PH.D. has been a Director of the Company since January 1990 and has served as Chairman of the Board of Directors of the Company since February 1992. He was President and Chief Executive Officer of Boehringer Ingelheim Corporation, a health care company, from 1971 to 1988, and of Boehringer Ingelheim Pharmaceuticals, Inc., an ethical specialty pharmaceutical company, from 1984 to 1988. In 1988 upon his retirement, he became Chairman of the Board of Directors of both Boehringer Ingelheim Corporation and Boehringer Ingelheim Pharmaceuticals, Inc. Dr. Sadow retired as Chairman of both companies in December 1990 and remained on the Board of Directors of both companies until December 1992. From 1967 to 1971, Dr. Sadow was Senior Vice President,

Scientific Affairs, of the U.S.V. Pharmaceutical Corporation, Revlon Health Care Division. He also serves as Chairman of the Board of Directors of Cortex Pharmaceuticals, Inc., a neuroscience company; as a director of Anika Research Corporation, a research company; as a director of Cytel Corporation, a
pharmaceutical  company;  a   director  of  Houghten   Pharmaceutical  Inc.,   a
pharmaceutical company; and as a director of Penederm, Inc., a dermatologic product company. Dr. Sadow earned a B.S. from the Virginia Military Institute, an M.S. from the University of Kansas and a Ph.D. from the University of Connecticut.

    WARREN E. PINCKERT II joined the Company as Chief Financial Officer and Vice President of Business Development in 1989 and became Secretary in February 1990. Mr. Pinckert became Executive Vice President of Operations in May 1991 while retaining his previous positions. In June 1993, Mr. Pinckert became President and Chief Executive Officer and was appointed to the Board of Directors. Prior to joining Cholestech, he was Chief Financial Officer for Sunrise Medical Inc., an international durable medical equipment manufacturer, from 1983 to 1989. Mr. Pinckert also serves on the Board of Directors of PacifiCare Health Systems, a managed care organization. Mr. Pinckert earned a B.S. in Accounting and an M.B.A. from the University of Southern California and is a certified public accountant.

    JOSEPH BUCHMAN, M.D. has been a Director of the Company since July 1994. He is a practicing physician with a private practice in Ridgefield and Danbury, Connecticut. He is a certified member of the American Board of Internal Medicine and Cardiovascular Disease. Dr. Buchman is currently director of the Preventive Cardiology Program for Danbury Hospital Health Services, and has been a member of the Cardiothoracic and Vascular Group, a professional corporation in Ridgefield, Connecticut since 1992. Prior to 1992, Dr. Buchman maintained a private medical practice. Dr. Buchman has published numerous articles on the subject of coronary risk factors. Dr. Buchman earned a B.A. from Wesleyan University and a M.D. from New York University, College of Medicine.

    JOHN L. CASTELLO has been a Director of the Company since August 1993. He is the Chairman of the Board, President and Chief Executive Officer of Xoma Corporation ("Xoma"), a biotechnology company. He joined Xoma in April 1992 after serving as President and Chief Operating Officer of the Ares Serono Group, a Swiss ethical pharmaceutical company, from 1988 to August 1991, and prior to that he was President of the Serano Diagnostics Division from 1986 to 1988. From 1977 to 1986, Mr. Castello held senior management positions at Amersham International PLC and Abbott Laboratories. Mr. Castello also serves on the Board of Directors of Metra Biosystems, Inc. Mr. Castello earned a B.S. in Mechanical and Industrial Engineering from Notre Dame University.

    H. R. SHEPHERD has been a director of the Company since July 1994. He is a special advisor to the Chairman of the Board of Directors of Medeva PLC, an international pharmaceuticals company, and is a founder and Chairman of the Board of the Albert B. Sabin Vaccine Foundation. Mr. Shepherd served as Chairman and Chief Executive Officer of Armstrong Pharmaceuticals, a company specializing in aerosol pharmaceutical packaging and labeling, from 1985 to August 1993, before it was acquired by Medeva PLC. Mr. Shepherd earned a B.S. from Cornell University and a Honorary Doctorate of Humane Letter from Villanova University.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors held five (5) meetings in fiscal 1996 and all directors attended at least 75 percent of the meetings of the Board and Committees of which they were members. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit Committee is comprised of Messrs. Sadow, Buchman and Shepherd. The Compensation Committee is comprised of Messrs. Sadow and Castello. The Nominating Committee is comprised of Messrs. Sadow, Pinckert and Castello.

    The Audit Committee met twice during fiscal 1996. The responsibilities of the Audit Committee include recommending to the Board the selection of the independent accountants and reviewing the Company's internal accounting controls. The Audit Committee is authorized to conduct such reviews and examinations as it deems necessary or desirable with respect to the practices and procedures of the independent accountants, the scope of the annual audit, accounting controls, practices and policies, and the relationship between the Company and its independent accountants, including the availability of Company records, information and personnel.

    The Compensation Committee of the Board of Directors met once during fiscal 1996. The Compensation Committee focuses on executive compensation, incentive and other forms of compensation for directors, officers and other employees and the administration of the Company's various compensation and benefit plans.

    The Nominating Committee of the Board of Directors did not meet during fiscal 1996. The Nominating Committee recommends to the Board of Directors candidates for nomination to the Board of Directors. The Nominating Committee will consider nominees recommended by shareholders. Shareholders making such recommendations should follow the procedures outlined above under "Deadline of Receipt of Shareholder Proposals."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee consists of directors Sadow and Castello. There are no interlocking relationships, as described by the Securities and Exchange Commission, between the Compensation Committee members. Mr. Pinckert, President, Chief Executive Officer and director of the Company, participated in all discussions and decisions regarding salaries and incentive compensation for all employees and consultants to the Company, except that Mr. Pinckert was excluded from discussions regarding his own salary and incentive compensation.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

    The following table sets forth, as of July 3, 1996, information relating to the beneficial ownership of the Company's Common Stock as to (i) each director,
(ii) each of the executive officers named in the table under "Executive Compensation -- Summary Compensation Table", and (iii) all directors and executive officers as a group. The Company does not know of any person that is the beneficial owner of more than 5% of the outstanding shares of Common Stock.

                                                                    SHARES OF COMMON STOCK          PERCENT OF
                                                                      BENEFICIALLY OWNED      OUTSTANDING SHARES (1)
                                                                    -----------------------  -------------------------
Warren E. Pinckert II (2).........................................            294,085                      2.7%
Harvey S. Sadow, Ph.D. (3)........................................             58,223                    *
John L. Castello (4)..............................................             30,000                    *
Joseph Buchman (5)................................................             20,000                    *
H. R. Shepherd (6)................................................             20,000                    *
Gary E. Hewett (7)................................................            141,255                      1.3%
Linda H. Masterson (8)............................................             49,602                    *
Steve L. Barbato (9)..............................................             35,562                    *
All current Directors and executive officers as a group (8
 persons)(10).....................................................            661,445                      5.9%

- - ------------------------
*   Less than one percent.

(1) Applicable percentage of ownership is based on 10,714,033 shares of Common Stock outstanding as of July 3, 1996 together with applicable options for such shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after July 3, 1996 are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

(2) Includes 212,468 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after July 3, 1996.

(3) Includes 51,095 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after July 3, 1996.

(4) Represents 30,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after July 3, 1996.

(5) Represents 20,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after July 3, 1996.

(6) Represents 20,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after July 3, 1996.

(7) Includes 86,249 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after July 3, 1996.

(8) Includes 41,875 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after July 3, 1996.

(9) Represents 35,562 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after July 3, 1996.

(10) Includes 509,967 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after July 3, 1996.

                                  PROPOSAL TWO
                   AMENDMENT OF 1988 STOCK INCENTIVE PROGRAM

    The Company's 1988 Stock Incentive Program (the "Incentive Program") authorizes the Board of Directors to grant incentive and non-statutory stock options to eligible employees and consultants of the Company in order to assist the Company in attracting, retaining and motivating the best available personnel for the successful conduct of the Company's business. In addition, stock options are considered a competitive necessity in the medical diagnostic industry.

    At the Annual Meeting, the shareholders are being asked to approve an amendment to the Incentive Program to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares.

    The adoption of the Incentive Program was approved by the Board of Directors in 1988 and subsequently by the shareholders. In August 1993, the Incentive Program was amended to increase the number of shares that are automatically granted to non-employee directors on the date of each annual meeting of shareholders. In August 1995, the Incentive Program was amended to increase the number of shares of Common Stock reserved for issuance thereunder by 250,000 shares. As of March 29, 1996, options to purchase an aggregate of 875,683 shares of the Company's Common Stock were outstanding with the exercise price ranging from $0.20 to $10.50 per share, and 183,412 shares (exclusive of the 500,000 shares subject to shareholder approval at this Annual Meeting) were available for future grant. In addition, 490,429 shares have been purchased pursuant to exercise of stock options under the Incentive Program.

VOTE REQUIRED

    The affirmative vote of a majority of the Votes Cast will be required under California law to approve the amendment to the Incentive Program. For this purpose, the "Votes Cast" are defined under California law to be the shares of the Company's Common Stock represented and "voting" at the Annual Meeting of Shareholders. In addition, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of the shares outstanding on the Record Date. Votes that are cast against the proposal will be counted for purposes of determining (i) the presence or absence of a quorum and
(ii) the total number of Votes Cast with respect to the proposal. Abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to the proposal. Accordingly, abstentions will have the same effect as a vote against the proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE INCENTIVE PROGRAM.

DESCRIPTION OF INCENTIVE PROGRAM

    PURPOSE. The purpose of the Incentive Program is to attract and retain the best available personnel for positions of substantial responsibility at the Company, to provide additional incentive to employees, consultants and non-employee directors ("Outside Directors") of the Company and to promote the success of the Company's business.

    ADMINISTRATION. The Incentive Program may be administered by the Board of Directors or by a committee appointed by the Board. The Incentive Program is currently being administered by the Compensation Committee of the Board of Directors. The Board or the committee appointed to administer the Incentive Program is referred to in this description as the "Administrator." The Administrator determines the terms of options granted, including the exercise price, number of shares subject to the option and the exercise ability thereof. All questions of interpretation are determined by the Administrator and its decisions are final and binding upon all participants. Members of the Board receive no additional compensation for their services in connection with the administration of the Incentive Program.

    ELIGIBILITY. The Incentive Program provides that either incentive stock options or non-statutory stock options may be granted to employees (including officers and employee directors) of the Company or any of its subsidiaries. In addition, the Incentive Program provides that non-statutory options may be granted to consultants of the Company or any of its subsidiaries. The Administrator selects the optionees and determines the number of shares to be subject to each option. In making such determination, there are taken into account the duties and the responsibilities of the optionee, the value of the optionee's services, the optionee's present and potential contribution to the success of the Company and other relevant factors. The Incentive Program does not provide for a maximum or minimum number of shares of Common Stock which may be granted under option to any person, although there is a limit of $100,000 on the aggregate fair market value of shares subject to all incentive stock options which are exercisable for the first time in any calendar year.

    ELIGIBILITY OF OUTSIDE DIRECTORS. The Incentive Program provides that Outside Directors who represent shareholders holding more than 1% of the outstanding shares are not eligible to receive grants under the Incentive Program. Outside Directors who do not represent shareholders holding more than 1% of the outstanding shares are eligible pursuant to an automatic grant mechanism, see "Directors' Compensation" below. Options granted to Outside Directors have an exercise price equal to the fair market value as of the date of grant and vest at a rate of 25% per calendar quarter following the date of grant so long as the optionee remains a director of the Company. The closing sale price of the Company's Common Stock on July 3, 1996 was $5.625.

    TERMS OF OPTIONS.   Each  option is evidenced  by a  stock option  agreement
between the Company and the optionee and is subject to the following terms and conditions.

    (a) EXERCISE OF THE OPTION. The Administrator determines when options may be exercised. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and by tendering payment to the Company of the purchase price. The purchase price of the shares purchased upon exercise of an option may be paid in consideration of such form as is determined by the Administrator, and such form may vary for each option. Such consideration may consist of cash, check, promissory note, with certain exceptions the tender of already-owned shares of Common Stock of the Company which have a fair market value on the exercise date equal to the exercise price of the option, the assignment of the proceeds of a sale of some or all of the shares being acquired by the exercise of an option or by any combination thereof.

    (b) EXERCISE PRICE. The exercise price under the Incentive Program is determined by the Administrator and may not be less than 85% of the fair market value of the Common Stock on the date the option is granted and in the case of an incentive stock option, not less than 100% of the fair market value of the Common Stock on the date the option is granted. For purposes of the Incentive Program, fair market value is defined as the closing price per share of the Common Stock on the date of grant as reported on the Nasdaq Stock Market. In the case of an option granted to an optionee who at the time of grant owns stock representing more than 10% of the voting power of all classes of stock of the Company, the option price must be not less than 110% of the fair market value on the date of grant.

    (c) TERMINATION OF EMPLOYMENT. If the optionee's employment terminates for any reason other than death or disability, options under the Incentive Program may be exercised not later than three months after such termination and may be exercised only to the extent the option was exercisable on the date of termination.

    (d) DISABILITY. If an optionee is unable to continue his or her employment with the Company as a result of total and permanent disability, options may be exercised within one year from the date of such termination and may be exercised only to the extent the option was exercisable on the date of termination.

    (e) DEATH. Under the Incentive Program, if an optionee should die while employed by the Company or during the three month period following termination of the optionee's employment, options may be exercised within one year after the date of death but only to the extent the optionee was entitled to exercise the options at the date of death or on the date of termination of employment in the case of an optionee who dies within three months after termination of employment.

    (f) TERMINATION OF OPTIONS. Stock options granted under the Incentive Program may not exceed ten years and one day, although the Company grants stock options which expire five years from the date of grant or such shorter period as may be provided by the Administrator. In the case of an option granted to an optionee who at the time the option is granted owns stock representing more than 10% of the voting power of the Company, the term of the option shall be five years from the date of grant or such shorter time as may be provided by the Administrator. No option may be exercised after its expiration.

    (g)   NON-TRANSFERABILITY OF OPTIONS.   An option is non-transferable by the
optionee other than by will or the laws of descent and distribution, and during the optionees' lifetime is exercisable only by the optionee.

    ADJUSTMENTS UPON MERGER. In the event of a proposed sale of substantially all the assets of the Company or the merger of the Company with or into another corporation, the option shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such a successor corporation, unless the Board of Directors determines in the exercise of its sole discretion and in lieu of such assumption or substitution that the optionee shall have the right to exercise the option as to all shares subject to such option, including shares as to which the option would not otherwise be exercisable. If the Board makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the optionee that the option is fully exercisable for a period of 30 days from the date of such notice, and the option will terminate upon the expiration of such thirty day period.

    ADJUSTMENTS  UPON CHANGES  IN CAPITALIZATION.   In the event  of any change,
such as a stock split or stock dividend, made in the Company's capitalization which results in an increase or a decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustment shall be made in the exercise price and in the number of shares subject to each option as well as in the number of shares available for issuance under the Incentive Program. In the event of the proposed dissolution or liquidation of the Company all outstanding options will terminate unless otherwise provided by the Board of Directors. The Board of Directors may in its discretion make provision for accelerating the exercise ability of shares subject to options under the Incentive Program in such event.

    AMENDMENT AND TERMINATION OF THE INCENTIVE PROGRAM. The Board of Directors may amend the Incentive Program at any time or from time to time or may terminate it without approval of the shareholders. However, to the extent necessary to comply with the Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), the Company will obtain shareholder approval of any amendment in such a manner and to such a degree as is required. In addition, the automatic grant mechanism with respect to Outside Directors may not be amended more than once every six months, except to conform with changes in the Code, ERISA or the rules thereunder. No action by the Board of Directors or shareholders may alter or impair any option previously granted under the Incentive Program. The Incentive Program shall terminate in February 1998 provided that any option then outstanding under the Incentive Program shall remain outstanding until it expires by its terms.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    Options granted under the Incentive Program may be either incentive stock, as defined in Section 422A of the Code, or non-statutory stock options.

    An optionee who is granted an incentive stock option will not recognize income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a sale or exchange of the shares more than two years after the grant of the option and one year after its exercise, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of the sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares on the date of exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company.

    Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period. Generally, the Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee at the time of such disposition.

    Options that do not qualify as incentive stock options are referred to as non-statutory options. An optionee will not recognize income at the time a non-statutory option is granted. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares over the exercise price. Any ordinary income recognized in connection with the exercise of a non-statutory option by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Generally, the Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee upon exercise of a non-statutory stock option.

    Upon resale of the shares by the optionee, any difference between the sale price and the optionee's purchase price, to the extent not recognized as ordinary income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

    The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Incentive Program. It does not purport to be complete, and it does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

PARTICIPATION IN THE INCENTIVE PROGRAM

    The grant of options under the Incentive Program to executive officers, including the officers named in the Summary Compensation Table, is subject to the discretion of the Administrator. As of the date of this proxy statement, there has been no determination by the Administrator with respect to future awards under the Incentive Program. Accordingly, future awards are not determinable. The table of option grants under "Executive Compensation -- Stock Option Grants in Fiscal Year 1996" provides information with respect to the grant of options to the named executive officers during fiscal 1996. Information regarding options granted to Outside Directors during fiscal 1996 is set forth under the heading "Executive Compensation -- Director Compensation." During fiscal 1996, all current executive officers as a group and all employees as a group received options to purchase 18,000 shares and 212,923 shares, respectively, pursuant to the Incentive Program.

                                 PROPOSAL THREE
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected Price Waterhouse LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending March 28, 1997, and recommends that shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

    Price Waterhouse LLP, has been the Company's independent accountants since 1990. A representative of Price Waterhouse LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF
THE  APPOINTMENT  OF  PRICE  WATERHOUSE   LLP,  AS  THE  COMPANY'S   INDEPENDENT
ACCOUNTANTS.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

    The following table shows compensation paid by the Company for services rendered during fiscal years 1996, 1995 and 1994 for the Chief Executive Officer and the other most highly compensated executive officers of the Company (the "Named Executive Officers") whose salary and bonus exceeded $100,000 in fiscal 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                                                           AWARDS
                                                       ANNUAL COMPENSATION             --------------
                                             ----------------------------------------    SECURITIES
                                                                       OTHER ANNUAL      UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR     SALARY ($)   BONUS ($)  COMPENSATION (1)   OPTIONS (#)     COMPENSATION (2)($)
- - --------------------------------  ---------  -----------  ---------  ----------------  --------------   -------------------
Warren E. Pinckert II (3).......       1996  $   145,440  $      --     $       --          10,000           $   6,050
 President and Chief                   1995      153,333         --             --         249,958(5)            6,143
 Executive Officer                     1994      155,833     10,000             --         209,958               6,193
Gary E. Hewett..................       1996      131,191         --         39,336              --               1,863
 Vice President of                     1995      130,000     10,000          4,278          70,000(5)            4,255
 Diagnostic Development                1994      130,000         --         11,605              --               4,055
Linda H. Masterson (4)..........       1996      131,000         --         19,967           5,000               2,289
 Executive Vice President              1995      114,750         --         17,922          90,000               2,063
 of Marketing & Sales                  1994           --         --             --              --                  --
Steve L. Barbato................       1996      106,050         --             --           3,000               5,914
 Vice President of                     1995      104,167     10,000         16,738          45,000(6)            5,971
 Manufacturing                         1994       95,000      6,891         35,425          10,000               6,048

- - ------------------------
(1) The amounts described hereunder were paid by the Company as follows: In fiscal 1996, to Mr. Hewett, $35,640 for forgiveness of a loan and $3,696 for the compensation paid in connection with the Company's Research and Development Incentive Program; and to Ms. Masterson, $14,545 for relocation expenses and $5,422 for income taxes paid on non-reimbursed relocation expense. In fiscal 1995, to Mr. Hewett $2,851 and $917 for forgiveness of a loan and income taxes paid on the forgiveness of the loan, respectively, and $510 for the compensation paid in connection with the Company's Research and Development Incentive Program; to Ms. Masterson $17,922 for relocation expenses; and to Mr. Barbato $16,738 for the forgiveness of a relocation loan. In fiscal 1994, to Mr. Hewett $8,554 and $3,051 for forgiveness of a loan and income taxes paid on the forgiveness of the loan, respectively; and to Mr. Barbato $35,425 for the forgiveness of a relocation loan.

(2) The amounts described hereunder were paid by the Company for premiums on group term life insurance and medical and dental insurance.

(3) In October 1994, Mr. Pinckert voluntarily reduced his compensation by 10%.

(4) Ms. Masterson joined the Company in May 1994 and resigned as Executive Vice President of Marketing and Sales in April 1996.

(5) Represents options granted pursuant to an option exchange program approved by the Board of Directors in August 1994.

(6) Includes 35,000 shares subject to options granted pursuant to an option exchange program approved by the Board of Directors in August 1994.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information relating to stock options awarded to each of the Named Executive Officers during the fiscal year ended March 29, 1996. All such options were awarded under the Company's 1988 Stock Incentive Program.

                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                                      INDIVIDUAL GRANTS                       ANNUAL RATES OF
                                   -------------------------------------------------------      STOCK PRICE
                                    NUMBER OF     % OF TOTAL                                  APPRECIATION FOR
                                   UNDERLYING   OPTIONS GRANTED    EXERCISE                   OPTION TERM (5)
                                     OPTIONS    TO EMPLOYEES IN    PRICE PER    EXPIRATION  --------------------
NAME                               GRANTED (#)  FISCAL YEAR (1)  SHARE (2)(3)    DATE (4)      5%         10%
- - ---------------------------------  -----------  ---------------  -------------  ----------  ---------  ---------
Warren E. Pinckert II............      10,000            4.7%      $    2.25      10/30/00  $   6,216  $  13,736
Linda Masterson (6)..............       5,000            2.3            2.25      10/30/00        563      1,125
Steven L. Barbato................       3,000            1.4            2.25      10/30/00      1,865      4,121
Gary E. Hewett (7)...............          --             --              --            --         --         --

- - ------------------------
(1) Based on an aggregate of 212,923 options granted under the 1988 Stock Incentive Program.

(2) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by the Board of Directors on the date of grant.

(3) Exercise price and tax withholding obligations related to exercise may be paid in cash, check, promissory note, by delivery of already-owned shares of the Company's Common Stock subject to certain conditions, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(4) The stock options granted in the fiscal year ended March 29, 1996 are exercisable starting three months after the date of grant, with 6.25% of the shares covered thereby becoming exercisable at that time and with an additional 6.25% of the option shares becoming exercisable at the end of each three month period thereafter, with full vesting occurring on the fourth anniversary of the date of grant. Under the 1988 Stock Incentive Program, the Board retains the discretion to modify the terms, including the price, of outstanding options.

(5) Potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the five year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

(6) Ms. Masterson resigned as Executive Vice President of Marketing and Sales in April 1996.

(7) Mr. Hewett is eligible to receive cash bonuses under the Company's Research and Development Incentive Program.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

    The following table sets forth, for each of the Named Executive Officers, the aggregated option exercises in the last fiscal year and the year end value of unexercised options.

                                                                 NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED        IN-THE-MONEY
                               SHARES ACQUIRED      VALUE               OPTIONS            OPTIONS EXERCISABLE
NAME                           ON EXERCISE (#)  REALIZED (#)(1) EXERCISABLE/UNEXERCISABLE  /UNEXERCISABLE (#)(2)
- - -----------------------------  ---------------  --------------  -----------------------  -----------------------
Warren E. Pinckert II........         1,470       $    2,279       179,972 / 98,111        $562,847 / $312,232
Linda H. Masterson (3).......            --               --        35,937 / 59,063        128,199 /  222,285
Steven L. Barbato............            --               --        29,562 / 18,438         93,125 /   65,148
Gary E. Hewett...............        20,827          125,678        77,499 / 17,501         49,879 /   53,605

- - ------------------------
(1) Market value of underlying securities at date of exercise less the exercise price, but does not necessarily indicate that the optionee sold the underlying stock.

(2) Market value of the Common Stock as of March 29, 1996 minus the exercise price.

(3) Ms. Masterson resigned as Executive Vice President of Marketing and Sales in April 1996.

DIRECTORS' COMPENSATION

    Outside Directors who do not represent shareholders holding more than one percent of the outstanding shares ("Outside Directors") receive a $1,000 fee for each meeting of the Board of Directors attended. Outside Directors also receive a $500 fee for each meeting of the Audit or Compensation Committee or Nominating Committee attended that is not in conjunction with a regular board meeting. In addition, the 1988 Stock Incentive Program provides that options to purchase the Company's Common Stock may be granted to Outside Directors pursuant to a non-discretionary, automatic grant mechanism, whereby each such director is granted an option to purchase 10,000 shares on the date of each annual meeting of shareholders. Pursuant to the provisions of the 1988 Stock Incentive Program, in August 1995 Dr. Buchman, Mr. Castello, Dr. Sadow and Mr. Shepherd were each granted non-statutory options to purchase 10,000 shares of the Company's Common Stock at an exercise price of $2.25 per share.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

    Pursuant to an employment agreement with the Company entered into in June 1993, Mr. Pinckert was entitled to receive an initial annual base salary of $160,000 for fiscal 1996 versus the $145,440 he actually received. In October 1994 Mr. Pinckert voluntarily reduced his base salary by 10% to $144,000 in order to lower the operating costs of the Company. The Board of Directors has approved a twelve-month wage and benefits continuation package for Mr. Pinckert in the event he is terminated from the Company.

    The Board of Directors has approved a six-month wage and benefits continuation package for each of Mr. Barbato and Richard H. Janney, Vice President of Finance and Chief Financial Officer, in the event of the involuntary termination of such individuals with the Company. In addition, the Board of Directors has approved a three-month wage and benefits continuation package for Mr. Hewett in the event of the involuntary termination of his employment with the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Compensation Committee (the "Committee") of the Board of Directors reviews and approves the Company's executive compensation policies. The Committee administers the Company's various incentive plans, including the 1988 Stock Incentive Program, sets compensation policies applicable to the Company's executive officers and evaluates the performance of the Company's executive officers. The compensation levels of the Company's executive officers for the fiscal year ended March 29, 1996, including base salary levels, potential bonuses and stock option grants were determined by the committee at the beginning of the fiscal year. The following is a report of the Committee describing the compensation policies and rationale applicable with respect to the compensation paid to the Company's executive officers for the fiscal year ended March 29, 1996.

    COMPENSATION PHILOSOPHY

    The Company's philosophy in setting its compensation policies for executive officers is to maximize shareholder value over time. The primary goal of the Company's executive compensation program is therefore to closely align the interests of the executive officers with those of the Company's shareholders. To achieve this goal the Company attempts to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to the long-term success of the Company, motivate individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a portion of the executive's total compensation at risk, tied to achievement of financial, organizational and management performance goals, and (iii) encourage executives to manage from the perspective of owners with an equity stake in the Company. The Committee currently uses base salary, annual cash incentives and stock options to meet these goals.

    BASE SALARY

    Base salary is primarily used by the Company as a device to attract, motivate, reward and retain highly skilled executives. The Committee reviewed and approved fiscal 1996 base salaries for the Chief Executive Officer and other executive officers at the beginning of the fiscal year. Base salaries were established by the Committee based upon an executive officer's job responsibilities, level of experience, individual performance, contribution to the business, the Company's financial performance for the past year, and recommendations from management. The Committee also takes into account the salaries for similar positions at comparable companies, based on each individual Committee member's industry experience. In addition, the level of base salary of Mr. Pinckert, the Chief Executive Officer, was governed by an employment agreement in connection with his original employment with the Company, and such base salary has been subsequently modified. The terms of such employment agreement is described in the section entitled, "Employment Contract and Change-In-Control Arrangements." In reviewing base salaries, the Committee focused significantly on each executives officer's prior performance with the Company and expected contribution to the Company's future success. In making base salary decisions, the Committee exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor.

    ANNUAL CASH INCENTIVES

    Each executive officer's bonus is based on qualitative and quantitative factors and is intended to motivate and reward executives officers by directly linking the amount of any cash bonus to specific Company-based performance targets and specific individual-based performance targets. Annual incentive bonuses for executive officers are intended to reflect the Committee's belief that a portion of the compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each executive officer. To carry out this philosophy, the Board of Directors reviews and approves the financial budget for the fiscal year. The Committee then establishes target bonuses for each executive officer as a percentage of the officer's base salary. The executive officers, including Mr. Pinckert, must successfully achieve these performance targets which are submitted by management to the Committee for its evaluation and approval at the beginning of the fiscal year. The Company-based performance goals are tied to different indicators of Company performance, such as the operating results of the Company. The individual performance goals are tied to different indicators of an individual executive officer's performance, such as the financial performance of the Company, new product development and increase in the customer base. The Committee evaluates the completion of the Company-based performance targets and specific individual-based performance targets and approves a performance rating relative to the goals so completed. This scoring is influenced  by  the  Committee's perception  of  the importance  of  the various corporate and individual goals. The Committee believes that the bonus arrangement provides an excellent link between the Company's earnings performance and the incentives paid to executives.

    STOCK OPTIONS

    The Committee provides the Company's executive officers with long-term incentive compensation through grants of stock options under the Company's 1988 Stock Incentive Program. The Committee believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock. The Committee believes that stock options directly motivate an executive to maximize long-term shareholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of the Company. All options granted to executives officers to date have been granted at the fair market value of the Company's Common Stock on the date of grant. The Committee considers the grant of each option subjectively, considering factors such as the executive officer's relative position and responsibilities with the Company, the individual performance of the executive officer over the previous fiscal year, and the anticipated contribution of the executive officer to the attainment of the Company's long-term strategic performance goals. Stock options granted in prior years are also taken into consideration. The Committee views stock option grants as an important component of its long-term, performance-based compensation philosophy.

    SECTION 162(m)

    The Committee has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the proxy statement. Certain performance-based compensation, however, is specifically exempt from the deduction limit. The Company has adopted a policy that, where reasonably practicable, the Company will take the necessary steps to conform its compensation, including compensation derived from the exercise of stock options, to comply with the deductibility limitations of Section 162(m).

                                          Respectfully submitted by Members of
                                          the Compensation Committee:

                                          Harvey S. Sadow, Ph.D.
                                          John L. Castello

                               PERFORMANCE GRAPH

    The following is a line graph comparing the cumulative total return to shareholders of the Company's Common Stock at March 29, 1996 since June 26, 1992 (the date the Company first became subject to the reporting requirements of the Exchange Act) to the cumulative total return over such period of (i) the Nasdaq Stock Market United States Index and (ii) a Peer Group Index, which includes all companies in the Standard Industrial Classification Code 3826 -- Measuring and Controlling Devices, of which the Company is a member.

               COMPARISON OF 45 MONTH CUMULATIVE TOTAL RETURN (1)
             AMONG CHOLESTECH CORPORATION, THE NASDAQ STOCK MARKET
                  UNITED STATES INDEX AND A PEER GROUP (2)(3)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               CHOLESTECH CORPORATION         PEER GROUP        NASDAQ STOCK MARKET - US
6/26/92                                100              100                              100
3/93                                   128              108                              127
3/94                                    93              120                              137
3/95                                    35              148                              152
3/96                                   140              196                              207

- - ------------------------
(1) Assumes that $100.00 was invested on June 26, 1992 (the date of the Company's initial public offering) in the Company's Common Stock and on June 30, 1992 in each index, and that all dividends were reinvested. No dividends have been declared on the Company's Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

(2) Peer Group is SIC Code 3826 -- Measuring and Controlling Devices.

(3) The Company operates on a 52/53 week fiscal year which ends on the last Friday in March. Accordingly, the last trading day of its fiscal year may vary. For consistent presentation and comparison to the indices shown herein, the Company has calculated its stock performance graph assuming a March 31 year end.

    The information contained above under the captions "Report of the Compensation Committee of the Board of Directors" and "Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

CERTAIN TRANSACTION WITH MANAGEMENT

    In April 1988, the Company granted a loan to Mr. Hewett in connection with his purchase of 35,640 shares of the Company's Common Stock pursuant to a stock purchase agreement. The loan was evidenced by a promissory note in the amount of $35,640 due in April 1993, which bore interest at the annual rate of 8%. The loan was secured in November 1989 by independent collateral. In September 1991, the Board of Directors approved the forgiveness of the loan in the event of the involuntary termination of Mr. Hewett's employment with the Company. In June 1993, the Board of Directors approved an amendment to the loan agreement providing for forgiveness of the principal loan balance in April 1995 as long as Mr. Hewett remained employed by the Company until such time. The remaining balance of the loan, $35,640, was forgiven in April 1995.

    In April 1992, the Company entered into an employment agreement with Mr. Barbato providing for certain relocation benefits, including the cost of alternative housing for up to six months until his prior residence was sold, reimbursement of moving expenses and closing costs upon the sale of his prior residence, and a bridge loan to assist the purchase of new residence in the event such purchase occurred before the sale of his prior residence. In July 1992, Mr. Barbato executed a promissory note evidencing a $100,000 bridge loan. This interest free promissory note was repaid in full in October 1992. In July 1992, Mr. Barbato borrowed $65,000 from the Company pursuant to a promissory note. This promissory note bears interest at a rate of 8% per annum and was due September 1994. This promissory note provided for quarterly forgiveness of $8,125 of the outstanding balance and any accrued interest as additional compensation as long as Mr. Barbato remained employed with the Company. The loan was forgiven in full as of March 31, 1995.

    All future transactions, including loans, between the Company and its officers, directors, principal shareholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act and regulations of the SEC thereunder require the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that all of the Section 16(a) filing requirements applicable to its executive officers, directors and ten percent shareholders were complied with during or with respect to the period from April 1, 1995 to March 29, 1996.

                                 OTHER MATTERS

    The Company is not aware of any other business to be presented at the Annual Meeting. If matters other than those described herein should properly arise at the meeting, the proxies will vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

Dated: July 22, 1996

                                CHOLESTECH CORPORATION

                             1988 STOCK INCENTIVE PROGRAM

                 Amended and Restated Effective as of April 24, 1992
                   Further Amended Effective as of August 25, 1993 Further Amended Effective as of August 23, 1995 Further Amended Effective as of August 22, 1996


    1. PURPOSES OF THE PROGRAM. The purposes of this Stock Incentive Program are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees, Consultants and certain Outside Directors of the Company and to promote the success of the Company's business.

         Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Administrator and as reflected in the terms of the written option agreement. The Plan also provides for automatic grants of Nonstatutory Stock Options to Outside Directors who are not representatives of shareholders owning more than one percent (1%) of the outstanding shares of the Company.

    2.   DEFINITIONS.  As used herein, the following definitions shall apply:

         (a) "ADMINISTRATOR" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

         (b)  "BOARD" shall mean the Board of Directors of the Company.

         (c)  "COMMON STOCK" shall mean the Common Stock of the Company.

         (d) "COMPANY" shall mean Cholestech Corporation, a California corporation.

         (e) "COMMITTEE" shall mean a Committee appointed by the Board of Directors in accordance with Section 4 of the Program.

         (f) "CONSULTANT" shall mean any person who is engaged by the Company or any parent or subsidiary to render consulting services and is compensated for such consulting services; provided that the term Consultant shall not include directors who are not compensated for their services or are paid only a director's fee by the Company.

         (g) "CONTINUOUS STATUS AS AN EMPLOYEE, CONSULTANT OR OUTSIDE DIRECTOR" shall mean the absence of any interruption or termination of service as an Employee, Consultant or Outside Director. Continuous Status as an Employee, Consultant or Outside Director shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Administrator; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

         (h) "EMPLOYEE" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

         (i) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         (i) "INCENTIVE STOCK OPTION" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422A of the Internal Revenue Code of 1986.

         (j) "NONSTATUTORY STOCK OPTION" shall mean an Option not intended to qualify as an Incentive Stock Option.

         (k) "OPTION" shall mean a stock option granted pursuant to the Program.

         (l) "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

         (m) "OPTIONEE" shall mean an Employee, Consultant or Outside Director who receives an Option.

         (n) "OUTSIDE DIRECTOR" shall mean a member of the Board of Directors of the Company who is not an Employee or a Consultant.

         (o) "PARENT" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 425(e) of the Internal Revenue Code of 1986.

         (p)  "PROGRAM" shall mean this 1988 Stock Incentive Program.

         (q) "SHARE" shall mean a share of the Common Stock, as adjusted in accordance with Section 10 of the Program.

         (r) "SUBSIDIARY" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 425(f) of the Internal Revenue Code of 1986.

    3. STOCK SUBJECT TO THE PROGRAM. Subject to the provisions of Section 10 of the Program, the maximum aggregate number of shares under the Program is 2,050,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

         If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Program shall have been terminated, become available for future grant under the Program. Notwithstanding the above, however, if Shares are issued upon exercise of an Option and later repurchased by the Company, such Shares shall not become available for future grant or sale under the Program.

    4.   ADMINISTRATION OF THE PROGRAM.

         (a)  COMPOSITION OF ADMINISTRATOR.

              (i) MULTIPLE ADMINISTRATIVE BODIES. If permitted by Rule 16b-3 promulgated under the Exchange Act or any successor rule thereto, as in effect at the time that discretion is being exercised with respect to the Program ("Rule 16b-3") and by the legal requirements relating to the administration of incentive stock option plans, if any, of California corporate and securities laws and the Internal Revenue Code of 1986, as amended, (collectively, the "Applicable Laws"), the Program may (but need not) be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

              (ii) ADMINISTRATION WITH RESPECT TO DIRECTORS AND OFFICERS
SUBJECT TO SECTION 16(B). With respect to Option grants made to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Program shall be administered by (A) the Board, if the Board may administer the Program in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (B) a committee designated by the Board to administer the Program, which committee shall be constituted to comply with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Program, all to the extent permitted by the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3.
              (iii) ADMINISTRATION WITH RESPECT TO OTHER PERSONS. With respect to Option grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Program shall be administered by (A) the Board or
(B) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Program, all to the extent permitted by Applicable Laws.

         (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Program, the Administrator shall have the authority, in its discretion: (i) to grant Incentive Stock Options or Nonstatutory Stock Options; (ii) to determine, upon review of relevant information and in accordance with Section 7 of the Program, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 7 of the Program; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option (except with respect to automatic Option grants made to certain Outside Directors);
(v) to interpret the Program; (vi) to prescribe, amend and rescind rules and regulations relating to the

Program; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Administrator; and (x) to make all other determinations deemed necessary or advisable for the administration of the Program.
         (c) EFFECT OF ADMINISTRATOR'S DECISION. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options granted under the Program.

    5.   ELIGIBILITY.

         (a) Options may be granted to Employees, Consultants and Outside Directors who are not representatives of shareholders owning more than one percent (1%) of the outstanding shares of the Company, provided that (i) Incentive Stock Options may only be granted to Employees and (ii) Options may only be granted to Outside Directors who are not representatives of shareholders owning more than one percent (1%) of the outstanding shares of the Company in accordance with the provisions of Section 8(b)(ii) hereof. An Employee, Consultant or Outside Director who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

         (b) To the extent that the aggregate fair market value of Shares subject to an Optionee's incentive stock options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans or programs of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), incentive stock options shall be taken into account in the order in which they were granted, and the fair market value of the Shares shall be determined as of the time of grant.

         (c) The Program shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time.

    6. TERM OF PROGRAM. The Program shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by vote of the shareholders of the Company as described in Section 16 of the Program. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 12 of the Program.

    7.   EXERCISE PRICE AND CONSIDERATION OF SHARES.

         (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but in no event shall it be (i) less than 85% of the fair market value per Share on the date of grant and (ii) in the case of an Incentive Stock Option, not less than 100% of the fair market value per Share on the date of grant. In the case of an Incentive Stock Option granted to an Employee who, at the time of grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

         (b) The fair market value shall be determined by the Administrator in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices (or the closing price per share if the Common Stock is listed on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System) of the Common Stock for the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the NASDAQ System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in the Wall Street Journal.

         (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of:

              (i) cash,

              (ii)check,

              (iii)promissory note,

              (iv) other Shares of Common Stock which (i) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said option shall be exercised,

              (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or

              (vi) any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Sections 408 and 409 of the California General Corporation Law.

    In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company (Section 315(b) of the California General Corporation Law).

    8.   OPTIONS.

         (a) TERM OF OPTION. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. The term of each Option that is not an Incentive Stock Option shall be ten (10) years and one (1) day from the date of grant thereof or such shorter term as may be provided in the Nonstatutory Stock Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary,
(a) if the Option is an Incentive Stock Option, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Incentive Stock Option Agreement, or (b) if the Option is not an Incentive Stock Option, the term of the Option shall be five (5) years and one
(1) day from the date of grant thereof or such shorter term as may be provided in the Nonstatutory Stock Option Agreement.

         (b)  EXERCISE OF OPTION.

              (i) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder, except for Options granted to certain Outside Directors in accordance with Section 8(b)(ii) below, shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and shall be permissible under the terms of the Program; provided, however, that the vesting schedule shall provide for the exercise of at least 20% of the shares each year over five years.

              An Option may not be exercised for a fraction of a Share.

              An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 7(c) of the Program. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, which issuance shall be made as soon as is practicable, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option.

               Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Program and for sale under the Option, by the number of Shares as to which the Option is exercised.

               (ii) AUTOMATIC OPTION GRANTS TO CERTAIN OUTSIDE DIRECTORS. The provisions set forth in this Section 8(b)(ii) shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules thereunder. All grants of Options to Outside Directors under this Program shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

                         (A)  No person shall have any discretion to select
which Outside Directors shall be granted Options or to determine the number of shares to be covered by Options granted to Outside Directors; provided, however, that nothing in this Program shall be construed to prevent an Outside Director from declining to receive an Option under this Program.

                         (B)  On the date on which the Company's registration
statement on Form S-1 (or any successor form thereof) is declared effective by the Securities and Exchange Commission, each person who is then an Outside Director who is not a representative of shareholders owning more than one percent (1%) of the outstanding shares of the Company will automatically receive an Option to purchase 5,000 Shares immediately following such declaration of effectiveness.

                         (C)  Subsequently, on the date of each annual meeting
of the Company's shareholders (beginning with the 1993 meeting of shareholders), each person who is then an Outside Director who is not a representative of shareholders owning more than one percent (1%) of the outstanding shares of the Company will automatically receive an Option to purchase 10,000 Shares.

                         (D)  Each new Outside Director who is not a
representative of shareholders owning more than one percent (1%) of the outstanding shares of the Company who becomes a new Outside Director within six months after an annual meeting of the Company's shareholders will automatically receive an Option to purchase 5,000 Shares upon the date on which such person becomes an Outside Director.

                         (E)  The terms of an Option granted pursuant to this
Section 8(b)(ii) shall be as follows:


                              (1) the term of the Option shall be five (5) years;

                              (2) except as provided in Sections 8(b)(iii), 8(b)(iv) and 8(b)(v) of this Program, the Option shall be exercisable only while the Outside Director remains a director;

                              (3) the exercise price per share of Common Stock shall be 100% of the fair market value on the date of grant of the Option, provided that, with respect to the Options granted on the date on which the Company's registration statement on Form S-1 (or any successor form thereof) is declared effective by the Securities and Exchange Commission, the fair market value of the Common Stock shall be the Price to Public as set forth in the final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act of 1933, as amended.

                              (4)  the Option shall become exercisable in
                              installments cumulatively with respect to twenty-five percent (25%) of the Optioned Stock one calendar quarter after the date of grant and as to an additional twenty-five percent (25%) of the Optioned Stock each calendar quarter thereafter, so that one hundred percent (100%) of the Optioned Stock shall be exercisable one year after the date of grant; provided, however, that in no event shall any Option be exercisable prior to obtaining shareholder approval of the Program.

               (iii) TERMINATION OF STATUS AS AN EMPLOYEE, CONSULTANT OR OUTSIDE DIRECTOR. Unless otherwise set forth in the Option Agreement, if an Employee, Consultant or Outside Director ceases to serve as an Employee, Consultant or Outside Director (including termination by reason of his retirement), he may, but only within three (3) months after the date he ceases to be an Employee, Consultant or Outside Director of the Company (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent that he was entitled to exercise it at the date of such termination; provided, however, that if such exercise of the Option would result in liability for the Employee, Consultant or Outside Director under Section 16(b) of the Exchange Act, then such three (3) month period shall be extended until the tenth (10th) day following the last date upon which the Employee, Consultant or Outside Director has any liability under Section 16(b). To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

               (iv) DISABILITY OF OPTIONEE.  Notwithstanding the provisions of
Section 8(b)(iii) above and unless otherwise set forth in the Option Agreement, in the event an Employee, Consultant or Outside Director is unable to continue his employment with or to perform services for the benefit of the Company as a result of his total and permanent disability (as defined in Section 105(d)(4) of the Internal Revenue Code), he may, but only within one (1) year from the date of disability (but in no event later than the date of expiration of the term of such Option as set forth in the Option

Agreement), exercise his Option to the extent he was entitled to exercise it at the date of such disability. To the extent that he was not entitled to exercise the Option at the date of disability, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

               (v) DEATH OF OPTIONEE. Unless otherwise set forth in the Option Agreement, in the event of the death of an Optionee:

                              (A) during the term of the Option who is at the time of his death an Employee, Consultant or Outside Director of the Company and who shall have been in Continuous Status as an Employee, Consultant or Outside Director since the date of grant of the Option, the Option may be exercised, at any time within one (1) year following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, to the extent that he was entitled to exercise it at the date of death; or

                              (B) within three (3) months after the termination of Continuous Status as an Employee, Consultant or Outside Director for any reason other than for cause or a voluntary termination initiated by the Optionee, the Option may be exercised, at any time within one (1) year following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

          9. NON-TRANSFERABILITY OF OPTIONS. The Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee or Purchaser, only by the Optionee or Purchaser.

          10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Program but as to which no Options have yet been granted or which have been returned to the Program upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation refuses to assume the Option or to substitute an equivalent option, the Administrator shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Administrator makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

          11. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

          12.  AMENDMENT AND TERMINATION OF THE PROGRAM.

               (a) AMENDMENT AND TERMINATION. The Board may amend or terminate the Program from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the shareholders of the Company in the manner described in Section 18 of the
Program:

               (i) any increase in the number of Shares subject to the Program, other than in connection with an adjustment under Section 10 of the Program;

               (ii) any change in the designation of the class of employees, Consultants or Outside Directors eligible to be granted Options; or

               (iii) any material increase in the benefits accruing to individuals subject to Section 16 of the Exchange Act under the Program.

               (b) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Program shall not affect Options already granted and such Options shall remain in full force and effect as if this Program had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

          13. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an Option, the Company may require the person exercising such Option or making such purchase to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

          14. RESERVATION OF SHARES. The Company, during the term of this Program, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Program.

          Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

          15. OPTION AGREEMENTS. Options shall be evidenced by an Incentive Stock Option Agreement, in the form attached hereto as Exhibit A, and by a Nonstatutory Stock Option Agreement, in the form attached hereto as Exhibit B. Such agreements shall be subject to amendment from time to time as shall be determined by the Administrator.

          16.  SHAREHOLDER APPROVAL.

               (a) Continuance of the Program shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Program is adopted.

               (b) Any required approval of the shareholders of the Company obtained shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

               (c) If any required approval by the shareholders of the Program itself or of any amendment thereto is solicited at any time otherwise than in the manner described in Section 16(b) hereof, then the Company shall, at or prior to the first annual meeting of shareholders held subsequent to the later of (1) the first registration of any class of equity securities of the Company under Section 12 of the Exchange Act or (2) the granting of an Option hereunder to an officer or director after such registration, do the following:

                    (i) furnish in writing to the holders entitled to vote for the Program substantially the same information which would be required (if proxies to be voted with respect to approval or disapproval of the Program or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

               (ii) file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in subsection (i) hereof not later than the date on which such information is first sent or given to shareholders.

          17. INFORMATION TO OPTIONEES. The Company shall provide all Optionees with the same audited financial statements and other information generally distributed to the shareholders of the Company.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            CHOLESTECH CORPORATION

                    1996 ANNUAL MEETING OF SHAREHOLDERS
                               AUGUST 22, 1996

     The undersigned shareholder of Cholestech Corporation, a California corporation, hereby acknowledges receipt of the Notice Annual Meeting of Shareholders and Proxy Statement, each dated July 22, 1996, and hereby appoints John L. Castello and Warren E. Pinckert II and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1996 Annual Meeting of Shareholders of Cholestech Corporation to be held on August 22, 1996 at 10:00 a.m., Pacific Time, at the Hotel Sofitel San Francisco Bay, 223 Twin Dolphin Drive, Redwood City, California 94065, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:



               (continued and to be signed on the reverse side)

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                           -  FOLD AND DETACH HERE  -

- - --------------------------------------------------------------------------------
                                                            Please mark
                                                           your votes as
                                                           indicated in    / X /
                                                           this example

                                      FOR all nominees listed
                                      below (except as indicated)   WITHHOLD
1. ELECTION OF DIRECTORS:             /   /                         /   /

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

Harvey S. Sadow, Ph.D., Warren E. Pinckert II, Joseph Buchman, M.D., John L. Castello, and Herman R. Shepherd.



                                                      FOR      AGAINST   ABSTAIN
2. PROPOSAL TO AMEND THE COMPANY'S 1988 STOCK         /   /    /   /     /   /
INCENTIVE PROGRAM TO INCREASE THE AGGREGATE NUMBER
OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE
THEREUNDER BY 500,000.

3. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE        /   /    /   /     /   /
WATERHOUSE LLP AS THE INDEPENDENT ACCOUNTANTS OF
THE COMPANY FOR FISCAL 1997:

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

         THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT OF THE COMPANY'S 1988 STOCK INCENTIVE PROGRAM, AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP, AS INDEPENDENT ACCOUNTANTS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Signature(s) ______________________________________      Dated ___________, 1996

(This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

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